1 POWER OF ATTORNEY Know all by these presents, that the undersigned, Eric Steigerwalt, hereby makes, constitutes and appoints each of Curtis P. Lu and Michael Rosenthall, and each of them singly, as its true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to: (1) prepare, execute, acknowledge, deliver and file any and all Forms 3 , Forms 4, and Forms 5 (including any amendments thereto), with the United States Securities and Exchange Commission (the "SEC"), any national securities exchanges and FTI Consulting, Inc. (the "Company"), as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (3) do and perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, it being understood, that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in its discretion. The undersigned acknowledges that: (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in its discretion on information provided to such attorney-in-fact without independent verification of such information, and nothing in this Power of Attorney relieves the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act; and (2) neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for Docusign Envelope ID: EB934735-4142-4B08-AEC2-E3428EC14365

2 any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of preparing, executing, acknowledging, delivering and filing Forms 3, 4, and 5 (including any amendments thereto), and agrees to reimburse the Company and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein. Docusign Envelope ID: EB934735-4142-4B08-AEC2-E3428EC14365

3 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 27, 2025. Signature: _____________________ Print Name: Eric Steigerwalt Docusign Envelope ID: EB934735-4142-4B08-AEC2-E3428EC14365